As filed with the Securities and Exchange Commission on July 15, 1998
                                               Registration No. 333-
==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               ------------

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                               ------------

                      Pitney Bowes Credit Corporation

          (Exact name of Registrant as specified in its charter)

              Delaware                                    06-0946476
     (State or jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                     Identification No.)

                            27 Waterview Drive
                        Shelton, Connecticut 06484
                              (203) 922-4000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         Christian D. Hughes, Esq.
                            27 Waterview Drive
                        Shelton, Connecticut 06484
                              (203) 922-4023
               Vice President, Secretary and General Counsel
                      Pitney Bowes Credit Corporation

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------

                                Copies to:

      Sarah Jones Beshar, Esq.                      Robert S. Risoleo, Esq.
       Davis Polk & Wardwell                          Sullivan & Cromwell
        450 Lexington Avenue                           125 Broad Street
      New York, New York 10017                     New York, New York  10004
           (212) 450-4000                               (212) 558-4000

                               ------------

               Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

                               ------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------

<CAPTION
                                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                        Amount         Proposed Maximum       Proposed Maximum        Amount of
     Title of Each Class of             to be           Offering Price       Aggregate Offering      Registration
  Securities to be Registered        Registered*          Per Unit**              Price**                Fee
-----------------------------------------------------------------------------------------------------------------
Debt Securities.................     $750,000,000            100%               $750,000,000           $221,250
=================================================================================================================

* Or, if any Debt Securities (1) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $750,000,000 at the time of initial offering, (2) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $750,000,000, or (3) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $750,000,000.

** Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (a).

                               ------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

==============================================================================

Subject to Completion, dated o, 1998


                      PITNEY BOWES CREDIT CORPORATION



                              Debt Securities

                           --------------------


               Pitney Bowes Credit Corporation (the "Company" or "PBCC") from time to time may offer in one or more series its unsecured debt securities consisting of notes or debentures (the "Debt Securities") for issuance and sale at an aggregate initial offering price not to exceed $750,000,000 (or the equivalent at the time of offering in non-U.S. dollar denominated currencies or units). As used herein, Debt Securities shall include securities denominated, or whose principal is payable, in United States dollars, or, at the option of the Company, in any other currency or in composite currencies or in amounts determined by reference to an index. Debt Securities will be offered in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Company may sell Debt Securities to underwriters, to or through dealers, acting as principals for their own accounts or acting as agents, or directly to other purchasers. See "Plan of Distribution".

                           --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------

               The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, interest rate or rates (which may be fixed or variable), if any, and time of payment of any such interest, terms for redemption at the option of the Company or any holders, if any, terms for sinking fund payments, if any, the initial public offering price or prices, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters or agents and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement").

                           --------------------


This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                           --------------------

               The date of this Prospectus is July 15, 1998.


               Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or the Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, such securities to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to their respective dates.


                           AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a website on the internet containing reports, proxy and information statements and other information regarding registrants, such as the Company, who file electronically with the Commission. Materials filed in this manner may be accessed through the website at http://www.sec.gov.

               This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               There are hereby incorporated in this Prospectus by reference the following documents which have been filed with the Commission (File No. 0-13497):

               (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

               (ii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998; and

               (iii) the Company's Current Report on Form 8-K filed February 4, 1998.

               All documents filed with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that any statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits shall have been specifically incorporated by reference into such documents. Requests for such copies should be directed to the Secretary, Pitney Bowes Credit Corporation, 27 Waterview Drive, Shelton, Connecticut 06484, telephone (203) 922-4000.


                                THE COMPANY

               Pitney Bowes Credit Corporation (the "Company" or "PBCC") operates primarily in the United States and is a wholly-owned subsidiary of Pitney Bowes Inc. ("PBI" or "Pitney Bowes"). The Company is principally engaged in the business of providing lease financing for PBI products as well as other financial services for the commercial and industrial and mortgage servicing markets.

               PBI, a Delaware corporation organized in 1920, is listed on the New York Stock Exchange. Headquartered in Stamford, Connecticut, PBI and its affiliates employ approximately 29,900 people throughout the United States, Europe, Canada, Australia and other countries. PBI operates within three industry segments: business equipment, business services, and commercial and industrial financing.

               The Internal Financing Division of PBCC provides marketing support to PBI. Equipment leased or financed for these Internal Division programs include mailing, paper handling and shipping equipment, scales, copiers and facsimile units. The transaction size for this equipment generally ranges from $500 to $500,000, although historically most transactions have occurred in the $1,000 to $10,000 range, with lease terms generally from 36 to 60 months. As part of the Company's focus on new business initiatives, the Company launched in August, 1996, a revolving credit product called Purchase Power(TM). This product allows Pitney Bowes customers to finance postage as well as mailing, copier and facsimile supplies. The Company earns income on balances from customers who elect to use this credit facility.

               PBCC's Capital Services (formerly the external financing division) operates in the commercial and industrial market by offering financial services to its customers for products not manufactured or sold by PBI or its subsidiaries. Sales of lease transactions are part of the Company's ongoing strategy to shift the foundation of the external large-ticket financing business from asset-based to service-based. During 1997, the Company reduced external large-ticket finance assets by approximately $1.0 billion, which represents approximately 50% of the portfolio balance before the reduction. Products financed through Capital Services large-scale financing programs include over-the-road trucks and trailers, railcars and locomotives, and high-technology equipment such as data processing and communications equipment. Transaction sizes range from $50,000 to several million dollars, with lease terms generally from 36 to 180 months. The Company's Capital Services division also participates, on a select basis, in certain other types of financial transactions including: sales of lease transactions, senior secured loans in connection with acquisition, leveraged buyout and recapitalization financings, and certain project financings.

               PBCC's Capital Services Division is also responsible for managing Pitney Bowes Real Estate Financing Corporation ("PREFCO"), a wholly-owned subsidiary of PBCC providing lease financing for commercial real estate properties. Both PBCC and Pitney Bowes provide capital for PREFCO's investments.

               Colonial Pacific Leasing Corporation ("CPLC"), a wholly-owned subsidiary of PBCC, operates in the small-ticket external market and is located in Portland, Oregon. Colonial Pacific provides lease financing services to small- and medium-sized businesses throughout the United States, marketing primarily through a nationwide network of brokers and independent lessors. Transaction size ranges from $2,000 to $2 million, with lease terms generally from 24 to 72 months.

               Atlantic Mortgage & Investment Corporation ("AMIC"), a wholly-owned subsidiary of PBCC, located in Jacksonville, Florida, specializes in servicing residential first mortgages for a fee. AMIC does not generally hold or assume the credit risk on mortgages it services. In return for a servicing fee, AMIC provides billing services and collects principal, interest, and tax and insurance escrow payments for mortgage investors such as the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association and private investors. AMIC originates mortgages on a select basis and sells originated mortgages in the secondary market after a short holding period.

               Financial Structures Limited ("FSL"), located in Bermuda, is a wholly-owned subsidiary of PBCC through its intermediate subsidiary, FSL Holdings, Inc. FSL, together with its affiliate, Financial Structures Insurance Company, provides residual value insurance to unaffiliated third parties, including manufacturers, financial institutions and leasing companies involved in financing transactions. FSL mitigates its residual risk by diversifying its portfolio by both asset type and maturity date.

               Substantially all lease financing is done through full payout leases or security agreements whereby PBCC recovers its costs plus a return on investment over the initial, noncancellable term of the contract. The Company has also entered into a limited amount of leveraged and operating lease structures.

               Pursuant to an Amended and Restated Finance Agreement (the "Finance Agreement") dated June 12, 1995, between PBI and PBCC, PBI has agreed to retain, directly or indirectly, ownership of the majority of the outstanding shares of capital stock of the Company having voting power in the election of directors, to make payments, if necessary, to enable the Company to maintain a ratio of income available for fixed charges to fixed charges of
1.25 to 1 as of the end of each fiscal quarter, and to provide or cause to be provided funds sufficient to make timely payment of any principal, interest or premium in respect of any of the Company's indebtedness for borrowed money that has the benefit of the Finance Agreement if the Company is unable to make such payment. The Finance Agreement may not be amended, in any material respect, or terminated while the Company has any series of Debt Securities or any series of other debt outstanding that is, by its express terms, entitled to the provisions of the Finance Agreement unless at least two nationally recognized statistical rating agencies that have been rating such series of debt, confirm that their ratings for such series of debt will not be downgraded as a result or the holders of at least a majority of the outstanding principal amount of such series of debt have consented in writing. See "Description of Debt Securities-Certain Restrictions-Finance Agreement".

               PBCC, incorporated in Delaware in 1976, began business in 1977. Its executive offices are located at 27 Waterview Drive, Shelton, Connecticut 06484, telephone (203) 922-4000.


                    USE OF PROCEEDS AND FUNDING POLICY

               Except as may be set forth in the Prospectus Supplement, the Company intends to use the net proceeds from the sales of the Debt Securities to repay short-term debt, to acquire finance contracts, to reduce or retire from time to time other indebtedness and for other general corporate purposes including possible acquisitions. The precise amount and timing of sales of the Debt Securities will be dependent on the level of finance contracts acquired by the Company, market conditions and the availability and cost of other funds to the Company.


                    RATIO OF EARNINGS TO FIXED CHARGES

               The following table sets forth the ratio of the Company's earnings to fixed charges, for the periods indicated:

                         Years Ended December 31,
                         ------------------------
       1997          1996          1995          1994        1993
       ----          ----          ----          ----        ----
       2.39          2.31          2.14          2.43        2.37



               For the purpose of computing the ratio of earnings to fixed charges, earnings have been calculated by adding to earnings before income taxes the amount of fixed charges. Fixed charges consist of interest on debt and a portion of net rental expense deemed to represent interest.


                      DESCRIPTION OF DEBT SECURITIES

               The following description sets forth certain general terms and provisions of the Indenture under which the Debt Securities are to be issued. The Debt Securities may be issued from time to time in one or more series. The particular terms of each issue of the Debt Securities (the "Offered Debt Securities") offered by any Prospectus Supplement and the extent, if any, to which the general provisions of the Indenture may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

               Offered Debt Securities are to be issued under an Indenture (the "Indenture"), between the Company and SunTrust Bank, Atlanta, as Trustee. A copy of the form of Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this caption relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries make use of terms defined in the Indenture and are qualified in their entirety by express reference to provisions of the Indenture (including definitions therein of certain terms) and the cited provisions thereof, the form of which is filed as an exhibit to the Registration Statement or otherwise incorporated by reference herein. The term "Securities" as used under this caption, refers to all Securities which may be issued under the Indenture and includes the Debt Securities. All section references appearing herein are to sections of the Indenture.

General

               The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured unsubordinated indebtedness of the Company. As of the date of this Prospectus, no Securities have been issued under the Indenture. The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued thereunder from time to time in one or more series.

               Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Offered Debt
Securities: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the price or prices at which the Offered Debt Securities will be issued; (iv) the date or dates on which principal of, and any premium on, the Offered Debt Securities will be payable; (v) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities shall bear interest, if any, or the method by which such rate or rates shall be determined, the basis on which such interest, if any, shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest, if any, will accrue and on which such interest, if any, will be payable and the related record dates; (vi) if other than the offices of the Trustee, the place where the principal of, and any premium and interest on, the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) if other than denominations of $1,000 or multiples thereof, the denominations in which the Offered Debt Securities will be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount due upon acceleration; (x) if other than U.S. dollars, the currency or currencies or currency unit or currency units in which the Offered Debt Securities will be denominated and in which principal of, and premium, if any, and interest, if any, on, the Offered Debt Securities will or may be payable; (xi) any index or formula used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities; (xii) the terms and conditions, if any, pursuant to which the Offered Debt Securities may be converted or exchanged for other securities of the Company or any other person; (xiii) whether the Offered Debt Securities shall be issued in the form of one or more Global Securities (as defined in "Book-Entry System"); (xiv) the identity of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars with respect to the Offered Debt Securities and (xv) any other specific terms of the Offered Debt Securities not inconsistent with the Indenture. (Section 3.01)

               Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities are to be issued as registered securities without coupons in denominations of $1,000 and any integral multiple of $1,000. (Section 3.02) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

               Securities may be issued under the Indenture as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other consideration applicable to Offered Debt Securities will be described in the Prospectus Supplement relating thereto. (Section 3.01)

Certain Definitions

               The term "Consolidated Net Tangible Assets" means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles.

               The term "Secured Debt" means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any property of any character of the Company or any Subsidiary.

               The term "Subsidiary" means (i) with respect to the Company, any corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries, and (ii) with respect to PBI, any corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by PBI or by one or more other Subsidiaries, or by PBI and one or more other Subsidiaries. For the purposes of such definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

               The term "Wholly-owned Subsidiary" means any Subsidiary of which, at the time of determination, all of the outstanding voting stock (other than directors' qualifying shares) is owned by the Company or PBI, as the case may be, directly and/or indirectly. For purposes of this definition, "voting stock" has the same meaning as under the definition of "Subsidiary".

               The term "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 1.01)

Certain Restrictions

               Finance Agreement. The Indenture provides that the Company (1) will observe and perform in all material respects all covenants or agreements of the Company contained in the Finance Agreement; and (2) will not waive compliance under, amend in any material respect or terminate the Finance Agreement; provided, however, that the Finance Agreement may be amended if such amendments would not have a material adverse effect on the holders of any outstanding Securities of any series or if the holders of at least the majority in principal amount of the outstanding Securities of each series so affected shall waive compliance with the provisions of the relevant Section of the Indenture insofar as it relates to such amendment. (Section 10.06)

               Restrictions on Creation of Secured Debt. The Company will not create, assume or guarantee any Secured Debt and will not permit any Subsidiary to create, assume, or guarantee any Secured Debt without, in any such case, making, or causing such Subsidiary to make, effective provision for securing the Securities (and, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Subsidiary), equally and ratably with such Secured Debt.

               This covenant will not apply to debt secured by (i) certain mortgages, pledges, liens, security interests or encumbrances in connection with the acquisition, construction or improvement of any fixed asset or other physical or real property by the Company or any Subsidiary, (ii) mortgages, pledges, liens, security interests or encumbrances on property existing at the time of acquisition thereof, whether or not assumed by the Company or any Subsidiary, (iii) mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or any Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or any Subsidiary, (iv) mortgages, including mortgages, pledges, liens, security interests or encumbrances, on property of the Company or any Subsidiary in favor of the United States of America, any State thereof, or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages, (v) certain extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing clauses
(i) to (iv), inclusive, (vi) any mortgage, pledge, lien, security interest or encumbrance securing indebtedness owing by the Company to one or more Wholly-owned Subsidiaries, (vii) any lien, chattel mortgage, security agreement, and other title retention agreement on tangible personal property, resulting from the Company, any Subsidiary, or an owner-trustee representing either of the foregoing acquiring or agreeing to acquire the same property for substantially concurrent leasing or financing to third parties in Leveraged Leases (as defined), or Partnerships (as defined), (viii) any liens to secure non-recourse obligations in connection with the Company's or a Subsidiary's engaging in Leveraged Lease or single-investor lease transactions or sales of chattel paper in the ordinary course of business or (ix) any lien, mortgage, pledge, security agreement, interest or encumbrance securing indebtedness resulting from any financing transaction entered into in the ordinary course of the Company's business involving the sale of Company receivables consisting of loan and/or lease obligating owed to the Company to any Subsidiary or special purpose entity formed for the sale purpose of effecting such financing and which applies only to such Subsidiaries or special purpose entity and its assets.

               Notwithstanding the above, the Company may, without securing the Debt Securities, create, assume or guarantee Secured Debt which would otherwise be subject to the forgoing restrictions, provided that, after giving effect thereto, the aggregate amount of all Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of Consolidated Net Tangible Assets. (Sections 1.01 and 10.07)

Restrictions on Consolidation, Merger, Conveyance, Transfer or Lease

               The Indenture provides that no consolidation or merger of the Company with or into any other Person and no conveyance, transfer or lease of its property substantially as an entirety to another Person may be made (1) unless (i) the surviving corporation or acquiring Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia and shall expressly assume the payment of principal and any premium and interest on all the Securities and the performance of every covenant in the Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time would become an Event of Default, shall have happened and be continuing; (iii) if, as a result thereof, any assets of the Company would become subject to a mortgage or other encumbrance which is not expressly permitted by the Indenture (see "Certain Restrictions--Restrictions on Creation of Secured Debt") unless all the outstanding Securities are secured by a lien upon such assets equal with (or prior to) that of the indebtedness secured by such mortgage or encumbrance; and (iv) the Company has delivered the required Officers' Certificate and Opinion of Counsel to the Trustee. (Section 8.01)

The Trustee

               The Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment or claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. (Section 6.13)

               SunTrust Bank, Atlanta, the Trustee under the Indenture, maintains a banking relationship with the Company.

Book-Entry System

               If so specified in the applicable Prospectus Supplement, the Offered Debt Securities may be represented by one or more certificates in global form (each a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the applicable Prospectus Supplement, will be The Depository Trust Company ("DTC"), New York, New York (including any successor depositary appointed by the Company, the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

               DTC has advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or representatives of which) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

               Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

               So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

               Payment of principal of, and any premium and interest on, Debt Securities represented by a Global Security will be made by the Company through the Trustee or a paying agent (which may also be the Trustee) to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Debt Securities. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Offered Debt Securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes. Consequently, none of the Company, the Trustee, any paying agent or registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               The Company expects that the Depositary or its nominee, as the case may be, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

               A Global Security may not be transferred except as a whole by the Depositary to its nominee or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor of the Depositary or a nominee of such successor. If the Depositary for a Global Security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in certificated form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities represented by one or more Global Securities and, in such event, will issue Debt Securities in certificated form in exchange for all of the Global Securities representing such Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may on terms acceptable to the Company and the Depositary receive Debt Securities of such series in certificated form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (Section 3.05).

Events of Default and Notices Thereof

               The following events are defined in the Indenture as "Events of Default" with respect to Securities of any series: (a) failure to pay principal of or premium, if any, on any Security of that series when due; (b) failure to pay any interest on any Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series), continued for 90 days after written notice given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Securities of each series affected thereby; (e) certain events in bankruptcy, insolvency or reorganization of the Company; and (f) any other Event of Default provided with respect to Securities of such series. (Section 5.01)

               If an Event of Default under clause (a), (b), (c), (d) or (f) above with respect to Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the Outstanding Securities of each such series voting separately, in the case of clause (a), (b), (c) or (f), or of all such series affected thereby, voting as one class, in the case of (d) above, may declare the principal amount (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series to be due and payable immediately. If an Event of Default under clause (d) (if all series of Securities are affected thereby) or (e) above shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of all of the Outstanding Securities may declare the principal amount (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Outstanding Securities to be due and payable immediately. Under certain circumstances the holders of a majority in aggregate principal amount of Outstanding Securities of such series may rescind or annul such declaration and its consequences. (Section 5.02) In the event the Company takes the necessary action to enable it to omit to comply with certain covenants of the Indenture as described under "Defeasance of Certain Covenants" and the Securities are declared due and payable because of the occurrence of an Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Securities at the time of the acceleration resulting from such Event of Default. (Section 10.08) However, the Company shall remain liable for such payments.

               Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due on acceleration upon the occurrence of an Event of Default and the continuation thereof.

               The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to any series of Securities shall give to the holders of Securities of that series, notice of all uncured defaults known to it (the term default to mean the Events of Default specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or any interest, or sinking fund installment, if any, on any Security, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities. (Section 6.02)

               The Company will be required to furnish to the Trustee annually a certificate by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.
(Section 10.09)

               The holders of a majority in principal amount of the Outstanding Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, and, in certain circumstances, the holders of not less than a majority in aggregate principal amount of Outstanding Securities of any series (voting as a separate class) or the holders of not less than a majority in aggregate principal amount of Outstanding Securities of all Series (voting as a class), may waive certain defaults. (Sections 5.12 and 5.13)

               The Indenture provides that in case an Event of Default has occurred and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 6.01) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 6.03)

Modification of the Indenture

               Modifications and amendments of the Indenture may be made by the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Securities issued under the Indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each Holder of each such Outstanding Security affected thereby, (1) change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such Security; (2) reduce the principal amount of (or premium, if any) or the interest, if any, on any such Security or the principal amount due upon acceleration of an Original Issue Discount Security; (3) change the place or currency of payment of principal (or premium, if any) or interest, if any, on any such Security; (4) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Security; (5) reduce the above-stated percentage of holders of Securities necessary to modify or amend the Indenture; or (6) modify the foregoing requirements or reduce the percentage of holders of Outstanding Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 9.02)

Defeasance and Discharge

               The Indenture provides that with respect to the Securities of a certain series, unless otherwise specified, the Company will be discharged from any and all obligations in respect of such Securities (except for certain obligations to register the transfer or exchange of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and any interest on and any mandatory sinking fund payments in respect of such Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Securities. Such a trust may only be established if the Company has delivered to the Trustee an Opinion of Counsel acceptable to the Trustee (who may be counsel to the Company) to the effect that, among other things, establishment of the trust would not cause the Securities of any such series listed on any nationally-recognized securities exchange to be de-listed as a result thereof and, if designated with respect to the Securities of such series, the Company has received from or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such Securities. (Section 4.02) The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

Defeasance of Certain Covenants

               The Indenture provides that with respect to the Securities of a certain series, unless otherwise specified, the Company may omit to comply with certain restrictive covenants described in Sections 10.06 (Maintenance of Finance Agreement) and 10.07 (Restriction on Creation of Secured Debt) of the Indenture and with any other negative or restrictive covenant of the Company (other than those contained in the Indenture) applicable to the Securities of any series if the Company deposits with the Trustee money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal (and premium, if any) and any interest on and any mandatory sinking fund payments in respect of such Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such Securities. The obligations of the Company under the Indenture other than with respect to the covenants referred to above shall remain in full force and effect. If specified with respect to the Securities of such series, the Company will also be required to deliver to the Trustee an Opinion of Counsel (who may be counsel to the Company) to the effect that the deposit and related covenant defeasance will not be deemed, or result in, a taxable event with respect to holders of the Securities. (Section 10.08) The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

Concerning the Trustee

               Unless otherwise specified in the applicable Prospectus Supplement, SunTrust Bank, Atlanta, is the Trustee, paying agent and registrar under the Indenture.

Governing Law

               The Indenture and the Debt Securities will be governed by the laws of the State of New York.


                           PLAN OF DISTRIBUTION

               The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. The Prospectus Supplement with respect to any Offered Debt Securities will set forth the terms of the offering of such Offered Debt Securities, including the name or names of any underwriters or agents, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Debt Securities may be listed.

               If underwriters are used in a sale of any Debt Securities, such Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates represented by managing underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

               The Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Debt Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

               If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

               Agents and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Certain agents and underwriters, including their affiliates, may be customers of, have engaged or will engage in transactions with, or have performed or will perform services for, the Company in the ordinary course of business. The agents and the underwriters, including their affiliates, have and will receive fees and commissions from the Company for these services.

               Each issue of Offered Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Debt Securities are sold by the Company for public offering and sale may make a market in such Offered Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Debt Securities.


                        VALIDITY OF DEBT SECURITIES

               The validity of the Debt Securities will be passed upon for the Company by Christian D. Hughes, Vice President, Secretary and General Counsel of the Company and by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and, unless otherwise indicated in a Prospectus Supplement relating to Offered Debt Securities, for the underwriters or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.


                                  EXPERTS

               The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Pitney Bowes Credit Corporation for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



                                  PART II


                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.


Securities and Exchange Commission Registration Fee........     $221,250
                                                                 -------
Trustee's Fees and Expenses................................       15,000
                                                                 -------
Printing and Engraving Expenses............................       20,000
                                                                 -------
Rating Agency Fees.........................................       25,000
                                                                 -------
Accounting Fees and Expenses...............................       30,000
                                                                 -------
Legal Fees and Expenses....................................       50,000
                                                                 -------
Blue Sky and Legality Fees and Expenses....................        5,000
                                                                 -------
Miscellaneous Expenses.....................................        3,750
                                                                 -------
 Total.....................................................    $ 370,000
                                                                 =======

------------
The above items are estimates except the registration fee.

Item 15.  Indemnification of Directors and Officers.

               Section 145 of the Delaware General Corporation Law allows for indemnification of any person who has been made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the registrant or by reason of the fact that he or she is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
In certain circumstances, indemnity may be provided against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in the manner reasonably believed by him to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the registrant, no indemnification may be made if the person is found to be liable to the corporation, unless and only to the extent the court in which the proceeding is brought or the Delaware Court of Chancery orders such indemnification.

               Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. [The Company's Certificate of Incorporation does not currently contain such a provision.]

               The foregoing statements are specifically made subject to the detailed provisions of the Delaware General Corporation Law.

               The By-Laws of PBCC provide that PBCC shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of PBCC or any predecessor of PBCC or serves or served any other enterprise as a director, officer or employee at the request of PBCC or any predecessor of PBCC.

               PBI has a directors and officers liability insurance policy that will reimburse PBCC for any payments that it shall make to directors and officers pursuant to law or the indemnification provisions of its By-Laws and that will, subject to certain exclusions contained in the policy, further pay any other costs, charges and expenses and settlements and judgments arising from any proceeding involving any director or officer of PBCC in his past or present capacity as such, and for which he may be liable, except as to any liabilities arising from acts that are deemed to be uninsurable.

               The provisions contained in the Underwriting Agreement and Distribution Agreement pursuant to which the registrant agrees to indemnify underwriters and agents, as the case may be, and each person, if any, who controls any underwriters or agents and filed as part of Exhibit 1, are incorporated herein by reference.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of PBCC pursuant to the foregoing provisions, PBCC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable.

Item 16.  Exhibits (Numbered in accordance with Item 601 of Regulation S-K).

                                                                                                   Status or
Reg. S-K                                                                                         Incorporation
Exhibits                           Description                                                    by Reference
--------                           -----------                                                   -------------
 1(a)       -- Form of Underwriting Agreement                                                    Exhibit 1(a)
 1(b)*      -- Form of Distribution Agreement                                                    Exhibit 1(b)
 4          -- Form of Indenture between the Company and SunTrust Bank, Atlanta, as Trustee      Exhibit 4
 5.1        -- Opinion re legality                                                               Exhibit 5.1
12          -- Computation of Ratio of Earnings to Fixed Charges of Pitney Bowes Credit
               Corporation                                                                       Exhibit 12
23(a)       -- Consent of PricewaterhouseCoopers LLP                                           Exhibit 23(a)
23(b)       -- Consent of Christian D. Hughes, Esq.                                              Exhibit 23(b)
23(c)       -- Consent of Davis Polk & Wardwell (included in opinion filed as Exhibit 5.1)       Exhibit 23(c)
24          -- Power of Attorney (contained on signature page)                                   Exhibit 24
25          -- Statement of eligibility of trustee                                               Exhibit 25

------------
*To be filed by amendment or under cover of Form 8-K.


Item 17.  Undertakings.

               Pitney Bowes Credit Corporation hereby undertakes:

               (1) To file during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                          (i)  To include any prospectus required by
                       Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

               (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to provisions referred to in Item 15, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on this 15 day of July, 1998.

                                   PITNEY BOWES CREDIT CORPORATION


                                   By /s/ G. Kirk Hudson
                                      -------------------------------------
                                      G. Kirk Hudson
                                      Vice President-Finance
                                      (Principal Financial and Accounting
                                      Officer)


                             POWER OF ATTORNEY

               The Company and each person whose signature appears below constitutes and appoints Matthew S. Kissner, G. Kirk Hudson and Christian D. Hughes, and any agent for service named in this Registration Statement and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign any registration statements and any and all amendments (including post-effective amendments filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                      Title                             Date
      ---------                      -----                             ----
/s/ Matthew S. Kissner       President and Chief Executive          July 15, 1998
--------------------------   Officer-Director
Matthew S. Kissner



/s/ G. Kirk Hudson           Vice President-Finance                 July 15, 1998
--------------------------   (Principal Financial and
G. Kirk Hudson               Accounting Officer)



/s/ Marc C. Breslawsky       Director                               July 15, 1998
--------------------------
Marc C. Breslawsky



/s/ Michael J. Critelli      Director                               July 15, 1998
--------------------------
Michael J. Critelli



/s/ Arlen F. Henock          Director                               July 15, 1998
--------------------------
Arlen F. Henock



/s/ John N.D. Moody          Director                               July 15, 1998
--------------------------
John N.D. Moody



/s/ Sara E. Moss             Director                               July 15, 1998
--------------------------
Sara E. Moss



/s/ Harry W. Neinstedt       Director                               July 15, 1998
--------------------------
Harry W. Neinstedt



/s/ Murray L. Reichenstein   Director                               July 15, 1998
---------------------------
Murray L. Reichenstein



/s/ Douglas A. Riggs         Director                               July 15, 1998
-----------------------
Douglas A. Riggs



                               EXHIBIT INDEX


Exhibits                             Description                                                          Page
--------                             -----------                                                          ----
1(a)          -- Form of Underwriting Agreement
1(b)*         -- Form of Distribution Agreement
4             -- Form of Indenture between the Company and SunTrust Bank, Atlanta, as Trustee
5.1           -- Opinion re legality
12            -- Computation of Ratio of Earnings to Fixed Charges of Pitney Bowes Credit Corporation
23(a)         -- Consent of PricewaterhouseCoopers LLP
23(b)         -- Consent of Christian D. Hughes, Esq.
23(c)         -- Consent of Davis Polk & Wardwell (included in opinion filed as Exhibit 5.1)
24            -- Power of Attorney (contained on signature page)
25            -- Statement of eligibility of trustee

------------
*To be filed by amendment or under cover of Form 8-K.